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                                AMENDMENT NO. 11
                                     TO THE
                              AOL TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1. Effective January 11, 2001, the name of the Plan is changed to the "AOL Time Warner Inc. Deferred Compensation Plan."

2.   Section 1.1 is amended to read as follows:

     1.1 Establishment of Plan. Time Warner Inc. has established this plan effective as of November 18, 1998, to be known as the Time Warner Inc. Deferred Compensation Plan. Effective January 11, 2001 AOL Time Warner Inc. (the "Company") became the plan sponsor and the plan was renamed the AOL Time Warner Inc. Deferred Compensation Plan (the "Plan").

3.   Section 2.8 is amended to read as follows:

     2.8 Company: AOL Time Warner Inc. (Effective January 11, 2001; previously Time Warner Inc.)

4. Section 2.11 is amended by adding "(effective January 11, 2001, the AOL Time Warner Long-Term Disability Plan)" after "The Time Warner Inc. Long-Term Disability Plan."

5.   Section 2.21 is amended to read as follows:

     2.21 Plan: This plan, the AOL Time Warner Inc. Deferred Compensation Plan as set forth herein and as it may be amended from time to time. (Effective January 11, 2001; previously the Time Warner Inc. Deferred Compensation Plan.)

6. Section 4.2(a) is amended by adding the following parenthetical sentence at the end thereof:

     (Effective January 11, 2001 the Time Warner Defined Contribution Plans Master Trust was renamed the "AOL Time Warner Defined Contribution Plans Master Trust", and the Time Warner Inc. Stock Fund became the "AOL Time Warner Inc. Stock Fund.")

7.   All items are effective January 11, 2001.